CAPITAL PURCHASE PROGRAM COMPLIANCE AGREEMENT

This Capital Purchase Program Compliance Agreement (this “Agreement”) is entered into as of this 5th day of December, 2008, by and among FPB Bancorp, Inc., a Florida corporation (the “Corporation”), First Peoples Bank, a Florida state-chartered bank and wholly-owned subsidiary of the Corporation (the “Bank”) and _______________ (the “Executive”). The Corporation and the Bank are referred to in this Agreement individually and together as the “Employer.”

WHEREAS, as a condition to participation in the U.S. Department of the Treasury’s Troubled Assets Relief Program (“TARP”) Capital Purchase Program (“CPP”), the compensation arrangements of the Employer’s senior executive officers must comply with the U.S. Department of the Treasury’s rules and guidance governing executive compensation of participants in the CPP, which rules and guidance are currently set forth in interim final rules appearing at 31 C.F.R. Part 30, as the rules and guidance may be supplemented or amended from time to time after the date of this Agreement; and

WHEREAS, the Executive is or may be a senior executive officer, as that term is defined in the U.S. Department of the Treasury’s rules and guidance governing executive compensation of participants in the CPP.

NOW THEREFORE, in consideration of these premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE I
CAPITAL PURCHASE PROGRAM COMPLIANCE

1.1.           Recovery of Bonus and Incentive Compensation. Any bonus or incentive compensation paid to the Executive under any compensation arrangement between the Executive and the Employer shall be subject to recovery by the Employer and shall be repaid by the Executive to the Employer if, in the judgment of the Employer’s board of directors or the board committee having jurisdiction over executive compensation, the compensation was based on materially inaccurate financial statements or on any other materially inaccurate performance criteria. The compensation shall be repaid by the Executive to the Employer within 30 days after written demand by the Employer or as soon thereafter as is practicable. The Executive’s obligations under this section 1.1 shall survive termination of this Agreement and shall be effective for as long as the Employer is a participant in and is subject to the U.S. Department of the Treasury’s CPP rules and guidance, with debt or equity of the Employer held by the U.S. Department of the Treasury. The Executive’s obligations under this section 1.1. shall expire when the Employer is no longer a participant in and subject to the CPP rules and guidance, provided that the Executive shall have repaid all amounts for which a repayment demand has been made by the Employer. The bonus and incentive compensation subject to recovery by the Employer under this section 1.1 includes but is not limited to cash compensation and stock option or other equity-based compensation  and any other bonus or incentive compensation paid under any compensation arrangement between the Executive and the Employer, including but not limited to an employment agreement, severance agreement, non qualified deferred compensation agreement, equity-based award agreement, or short-term or long-term incentive award or performance award arrangement, whether written or unwritten and whether existing on the date of this Agreement or entered into hereafter, which are referred to individually or collectively hereinafter as a “Compensation Arrangement” or “Compensation Arrangements.”

1.2           Modification of Compensation Arrangements. Despite any contrary provisions within any Compensation Arrangement between the Executive and the Employer, the Employer’s board of directors and the board committee having jurisdiction over executive compensation shall have the authority unilaterally and without the Executive’s consent to modify the Compensation Arrangements, including but not limited to reducing or eliminating severance benefits payable under the arrangements, if in the board’s or committee’s sole judgment the modification is necessary to comply with the U.S. Department of the Treasury’s rules and guidance governing executive compensation of participants in the CPP, which rules and guidance are currently set forth in interim final rules appearing at 31 C.F.R. Part 30 (as the rules and guidance may be supplemented or amended from time to time after the date of this Agreement, referred to hereinafter as the “CPP Rules”). The board or committee’s power to modify Compensation Arrangements shall be effective for termination of the Executive’s employment occurring while the Employer is subject to the CPP Rules. The board or committee’s action modifying any Compensation Arrangements may but need not be in the form of a written amendment or supplement of a Compensation Arrangement or in the form of a duly adopted resolution. The board or committee’s power to modify Compensation Arrangements shall expire when the Employer is no longer a participant in and subject to the CPP Rules. Loss of the Employer’s compensation deduction resulting from application of the CPP Rules shall not be a basis for modification of Compensation Arrangements under this Section 1.2.

1.3           Waiver. The Executive hereby acknowledges and agrees that, for as long as the Employer is a participant in and is subject to the rules and guidance issued under the CPP, with debt or equity held by the U.S. Department of the Treasury, the Employer will be bound by the executive compensation and corporate governance requirements of section 1111 of the Emergency economic Stabilization Act of 2008 and any implementing guidance or regulations issued by the Secretary of the U.S. Department of the Treasury. The Executive hereby grants to the U.S. Department of the Treasury a waiver releasing the U.S. Department of the Treasury from any claims that the Employer or the Executive may otherwise have as a result of the issuance of any regulations modifying the terms of benefits plans, arrangements, and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of section 111 of the Emergency Economic Stabilization Act of 2008 and any implementing guidance or regulations issued by the Secretary of the Treasury.

continued

ARTICLE 2
MISCELLANEOUS

2.1           Successors and Assigns. This agreement shall be binding upon the Employer and any successor to the Employer, including any persons acquiring directly or indirectly all or substantially all of the business or assets of the Employer by purchase, merger, consolidation, reorganization, or otherwise, But this Agreement and the Employer’s obligations under this Agreement are not otherwise assignable, transferable, or delegable by the Employer.

2.2           Notices. Any notice under this Agreement shall be deemed to have been effectively made or given in writing and personally delivered, delivered by mail properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service, or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Employer at the time of the delivery of such notice, and properly addressed to the Employer if addressed to FPB Bancorp, Inc., 1301 SE Port St. Lucie Boulevard, Port St. Lucie, Florida 34952, Attention: Corporate Secretary.

2.3           Captions and Counterparts. The captions in this Agreement are solely for convenience. The captions do not define, limit, or describe the scope or intent of this Agreement. This Agreement may be executive in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

2.4           Amendment and Waiver. Except for modification of this Agreement made under section 1.2 for the purpose of complying with the CPP Rules, whether the modifications are made by the Employer’s board of directors or by the board committee having jurisdiction over executive compensation, this Agreement may not be amended, released, discharged, abandoned, changed, or modified, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of any such provision nor affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of a breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EXECUTIVE                                                                                         FIRST PEOPLES BANK
_________________________
By:  _____________________________
        David W. Skiles
        Chief Executive Officer

FPB BANCORP, INC.

By:  _____________________________
       David W. Skiles
       Chief Executive Officer